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                                                                   Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statements on Form S-3 (Nos. 333-35752 and 333-45028) and Form S-8 (Nos. 333-92337, 333-80501,
333-85107 and 333-26015) of Verso Technologies, Inc. of our report dated March 26, 1999, which appears in this annual report on form 10-K/A of Verso Technologies, Inc., relating to the consolidated balance sheet of Sulcus Hospitality Technologies Corp. as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended.


                                         /s/ Crowe, Chizek and Company LLP


Columbus, Ohio
October 9, 2001